EXHIBIT 21

LIST OF SUBSIDIARIES

The Company owns the following subsidiaries as of December 31, 1998:

                                                   PERCENT
                                                    VOTING        JURISDICTION
NAME                                              STOCK HELD    OF INCORPORATION
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BankFirst (1)                                        100%           Tennessee

First National Bank and Trust Company (2)            100%          United States

BankFirst Trust Company                              100%           Tennessee

(1) BankFirst owns the following subsidiaries as of December 31, 1998:

         Curtis Mortgage Company, Inc.               100%           Tennessee

         Eastern Life Insurance Company, Inc.        100%           Tennessee

(2) First National Bank and Trust Company owns the following subsidiary as of December 31, 1998:

         Friendly Finance Company, Inc.              100%           Tennessee